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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT


     Pursuant to Rule 13d-2(f)(1) under the Securities Exchange Act of 1934, as amended, each of Loewen Financial Inc., a corporation organized under the laws of British Columbia, Canada, Raymond L. Loewen and Anne Loewen agrees that the
Schedule 13D of which this Joint Filing Agreement is an exhibit is filed on such person's behalf.


                              Loewen Financial Inc.



                              By:    /s/ Raymond L. Loewen
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                              Name:    Raymond L. Loewen
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                              Title:    President
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                              /s/ Raymond L. Loewen
                              -------------------------------------------------
                              Raymond L. Loewen



                              /s/ Anne Loewen
                              -------------------------------------------------
                              Anne Loewen